Exhibit 1.1

Execution Version

6,000,000 Shares

BKV CORPORATION

Common Stock

UNDERWRITING AGREEMENT

December 1, 2025

Citigroup Global Markets Inc.

Barclays Capital Inc.

Mizuho Securities USA LLC

As Representatives of the Several Underwriters

c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

c/o Barclays Capital Inc.

745 7th Avenue

New York, New York 10019

c/o Mizuho Securities USA LLC

1271 Avenue of the Americas

New York NY, New York 10020

Ladies and Gentlemen:

1.             Introductory. BKV Corporation, a Delaware corporation (the “Company”), agrees with Citigroup Global Markets Inc. (“Citigroup”), Barclays Capital Inc. (“Barclays”) and Mizuho Securities USA LLC, as representatives (collectively the “Representatives”) of the several underwriters named in Schedule A (the “Underwriters”) to this agreement (this “Agreement”), to issue and sell to the several Underwriters 6,000,000 shares of its common stock, par value $0.01 per share (the “Securities”) (such shares of Securities being hereinafter referred to as the “Firm Securities”). The Company also agrees to issue and sell to the Underwriters, at the option of the Underwriters, an aggregate of not more than 900,000 additional shares of its Securities (the “Optional Securities”), as set forth below. The Firm Securities and the Optional Securities are herein collectively called the “Offered Securities.”

The Company intends to use the net proceeds from the offering of the Offered Securities, together with cash on hand, for the payment of the cash consideration of the purchase price to acquire (the “Acquisition”) one-half of the limited liability company interests of BKV-BPP Power, LLC, a Delaware limited liability company currently held by Banpu Power US Corporation (“BPPUS”), pursuant to that certain Membership Interest Purchase Agreement (together with the exhibits and schedules thereto, as amended, supplemented or otherwise modified, the “Acquisition Agreement”), dated October 29, 2025, by and between the Company and BPPUS, and related expenses thereto. Pending the closing of the Acquisition, or in the event the closing of the Acquisition does not occur, the Company expects to use the proceeds from the offering of the Offered Securities for general corporate purposes. The completion of the offering of the Offered Securities is not contingent on the consummation of the Acquisition, and the Acquisition is not contingent on the completion of the offering of the Offered Securities. The offering of the Offered Securities and the uses of the proceeds thereof, including the Acquisition, as applicable, are herein collectively called the “Transactions.”

2.             Representations and Warranties of the Company. The Company (it being understood that references to the Company and its subsidiaries, as applicable, in this Section 2 shall be deemed to refer to the Company and its subsidiaries giving pro forma effect to the consummation of the Acquisition) represents and warrants to, and agrees with, the several Underwriters that:

(a)           Filing and Effectiveness of Registration Statement; Certain Defined Terms. The Company meets the requirements for use of Form S-3 under the Act and has prepared and filed with the Commission a registration statement on Form S-3 (No. 333-290676), including a related base prospectus or prospectuses, covering the registration of the Offered Securities under the Act. Such Registration Statement (as defined below), including any amendments thereto filed prior to the Applicable Time, has become effective. The Company may have filed with the Commission, as part of an amendment to the Registration Statement or pursuant to Rule 424(b), preliminary prospectus supplements relating to the Offered Securities each of which has previously been furnished to you. The Company will file with the Commission a final prospectus supplement relating to the Offered Securities in accordance with Rule 424(b) after the Applicable Time. As filed, such final prospectus supplement shall contain all information required by the Act and the rules thereunder and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Applicable Time or, to the extent not completed at the Applicable Time, shall contain only such specific additional information and other changes (beyond that contained in the base prospectus and any preliminary prospectus) as the Company has advised you, prior to the Applicable Time, will be included or made therein. The Registration Statement, at the Applicable Time, meets the requirements set forth in Rule 415(a)(1)(x) under the Securities Act. The initial Effective Time of the Registration Statement was not earlier than the date three years before the Execution Time.

For purposes of this Agreement:

“430B Information” means information included in a prospectus then deemed to be a part of the Registration Statement pursuant to Rule 430B(e) or retroactively deemed to be a part of the Registration Statement pursuant to Rule 430B(f).

“430C Information” means information included in a prospectus then deemed to be a part of the Registration Statement pursuant to Rule 430C.

“Act” means the Securities Act of 1933, as amended.

“Applicable Time” means 7:05 P.M. (New York time) on the date of this Agreement.

“Closing Date” has the meaning defined in Section 3 hereof.

“Commission” means the Securities and Exchange Commission.

“Effective Time” means the date and time as of which the Registration Statement, any post-effective amendment or amendments thereto or any Rule 462(b) Registration Statement relating to the Offered Securities became or becomes effective.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Final Prospectus” means the Statutory Prospectus that discloses the public offering price, other 430B Information and other final terms of the Offered Securities and otherwise satisfies Section 10(a) of the Act.

“General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being so specified in Schedule B to this Agreement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Offered Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus.

“Registration Statement” with reference to a particular time means such registration statement in the form then filed with the Commission, including any amendment thereto, any document incorporated by reference therein and all 430B Information and all 430C Information with respect to such registration statement, that in any case has not been superseded or modified. “Registration Statement” without reference to a time means the Registration Statement as of the Effective Time. For purposes of this definition, 430B Information shall be considered to be included in the Registration Statement as of the time specified in Rule 430B.

“Rules and Regulations” means the rules and regulations of the Commission.

“Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002, as amended and all rules and regulations promulgated thereunder or implementing the provisions thereof (“Sarbanes-Oxley”), the Act, the Exchange Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and, as applicable, the rules of The New York Stock Exchange (“Exchange Rules”).

“Statutory Prospectus” with reference to a particular time means the prospectus relating to the Offered Securities included in the Registration Statement immediately prior to that time, including any document incorporated by reference therein and all 430B Information and all 430C Information with respect to the Registration Statement. For purposes of the foregoing definition, 430B Information shall be considered to be included in the Statutory Prospectus only as of the actual time that form of prospectus (including a prospectus supplement) is filed with the Commission pursuant to Rule 424(b) and not retroactively.

“Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on either Section 5(d) of, or Rule 163B under, the Act.

“Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Act.

Unless otherwise specified, a reference to a “rule” is to the indicated rule under the Act.

(b)           Compliance with Securities Act Requirements. (i) (A) At the time the Registration Statement initially became effective, (B) at the time of each amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether by post-effective amendment, incorporated report or form of prospectus), (C) at the Effective Time relating to the Offered Securities and (D) on each Closing Date, the Registration Statement conformed and will conform in all material respects to the requirements of the Act and the Rules and Regulations, and did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) (A) on its date, (B) at the time of filing the Final Prospectus pursuant to Rule 424(b) and (C) on each Closing Date, the Final Prospectus (and any supplement thereto) will conform in all material respects to the requirements of the Act and the Rules and Regulations and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any such document based upon written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(b) hereof.

(c)           Shelf Registration Statement. The date of this Agreement is not more than three years subsequent to the initial effective time of the Registration Statement. If, immediately prior to the third anniversary of the initial effective time of the Registration Statement, any of the Offered Securities remain unsold by the Underwriters, the Company will prior to that third anniversary file, if it has not already done so, a new shelf registration statement relating to the Offered Securities, in a form satisfactory to the Representatives, will use its best efforts to cause such registration statement to be declared effective within 180 days after that third anniversary, and will take all other action necessary or appropriate to permit the public offering and sale of the Offered Securities to continue as contemplated in the expired registration statement relating to the Offered Securities. References herein to the Registration Statement shall include such new shelf registration statement.

(d)           Ineligible Issuer Status. (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Offered Securities and (ii) at the date of this Agreement, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, including (A) the Company or any subsidiary of the Company in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 and (B) the Company in the preceding three years not having been the subject of a bankruptcy petition or insolvency or similar proceeding, not having had a registration statement be the subject of a proceeding under Section 8 of the Act and not being the subject of a proceeding under Section 8A of the Act in connection with the offering of the Offered Securities, all as described in Rule 405.

(e)           Emerging Growth Company Status. From the time of the initial filing of the Registration Statement with the Commission (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communication) through the date hereof, the Company has been and is (or is entitled to be treated, in accordance with applicable interpretations of the Commission, as) an “emerging growth company,” as defined in Section 2(a) of the Act (an “Emerging Growth Company”).

(f)            General Disclosure Package. As of the Applicable Time, none of (i) the General Use Issuer Free Writing Prospectus(es), if any, issued at or prior to the Applicable Time, the preliminary prospectus supplement, dated December 1, 2025 (which is the most recent Statutory Prospectus distributed to investors generally) and the other information, if any, stated in Schedule B to this Agreement to be included in the General Disclosure Package, all considered together (collectively, the “General Disclosure Package”), (ii) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, or (iii) any individual Written Testing-the-Waters Communication, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus, any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(b) hereof.

(g)           Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Securities or until any earlier date that the Company notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. If at any time following issuance of an Issuer Free Writing Prospectus, at a time when a prospectus relating to the Offered Securities is (or but for the exemption of Rule 172 would be) required to be delivered under the Act by any Underwriter or dealer, there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or as a result of which such Issuer Free Writing Prospectus, if republished immediately following such event or development, would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (i) the Company has promptly notified or will promptly notify the Representatives and (ii) the Company has promptly amended or supplemented or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(h)           Testing-the-Waters Communication. The Company (a) has not alone engaged in any Testing-the-Waters Communication, and (b) has not authorized anyone to engage in Testing-the-Waters Communications. The Company has not distributed any Written Testing-the-Waters Communication.

(i)             Interactive Data. The interactive data in the eXtensible Business Reporting Language included as an exhibit to the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(j)            Good Standing of the Company. The Company (i) has been duly incorporated and is validly existing as a corporation and in good standing under the laws of the State of Delaware, with corporate power and authority to own, lease and operate its properties and to conduct its business in all material respects as described in the Registration Statement, the General Disclosure Package and the Final Prospectus and to enter into and perform its obligations under this Agreement and (ii) is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except, in the case of clause (ii), where such failure to be so qualified and in good standing would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise), earnings, management, results of operations, business, properties or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries taken as a whole (“Material Adverse Effect”).

(k)           Subsidiaries. Each subsidiary (as such term is defined in Rule 1-02 of Regulation S-X) of the Company has been duly incorporated or organized and is validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with power and authority (corporate or limited liability company, as applicable) to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Final Prospectus; and each subsidiary of the Company is duly qualified to do business as a foreign corporation or foreign limited liability company, as applicable, in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; all of the issued and outstanding capital stock or limited liability company interests, as applicable, of each subsidiary of the Company have been duly authorized and validly issued and is fully paid and nonassessable (except, in the case of subsidiaries of the Company that are limited liability companies, as such non-assessability may be limited by applicable state law) and are owned by the Company, directly or through subsidiaries, free from liens, encumbrances and defects, except as disclosed in the General Disclosure Package and the Final Prospectus.

(l)            Offered Securities. The Offered Securities and all other outstanding shares of capital stock of the Company have been duly authorized; the authorized equity capitalization of the Company is as set forth in the Registration Statement, the General Disclosure Package and the Final Prospectus; all outstanding shares of capital stock of the Company are, and, when the Offered Securities have been delivered and paid for in accordance with this Agreement on each Closing Date, such Offered Securities will have been, validly issued, fully paid and nonassessable, and will conform, in all material respects, to the information in the General Disclosure Package and to the description of such Offered Securities contained in the Final Prospectus. Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, no holders of securities of the Company have rights to the registration of such securities under the Registration Statement. The stockholders of the Company have no preemptive rights with respect to the Offered Securities; and none of the outstanding shares of capital stock of the Company have been issued in violation of any preemptive or similar rights of any security holder of the Company. Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, there are no outstanding (A) securities or obligations of the Company convertible into or exchangeable for any capital stock of the Company, (B) warrants, rights or options to subscribe for or purchase from the Company any such capital stock or any such convertible or exchangeable securities or obligations or (C) obligations of the Company to issue or sell any shares of capital stock, any such convertible or exchangeable securities or obligations or any such warrants, rights or options. The Company has not, directly or indirectly, offered or sold any of the Offered Securities by means of any “prospectus” (within the meaning of the Act and the Rules and Regulations) or used any “prospectus” or made any offer (within the meaning of the Act and the Rules and Regulations) in connection with the offer or sale of the Offered Securities, in each case other than the preliminary prospectus referred to in Section 2(f) hereof, the General Disclosure Package and the Final Prospectus.

(m)           No Finder’s Fee. There are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the offering and sale of the Offered Securities.

(n)           Listing. The Company will use its commercially reasonable efforts to list, subject to official notice of issuance, the Offered Securities, and cause the shares to be admitted and authorized for trading, on the New York Stock Exchange.

(o)           Absence of Further Requirements. No consent, approval, authorization, or order of, or filing or registration with, any person (including any governmental agency or body or any court) is required to be obtained or made by the Company in connection with the Transactions, except (i) such as have been obtained or made under the Act, (ii) such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Offered Securities by the Underwriters in the manner contemplated in this Agreement or by the Financial Industry Regulatory Authority (“FINRA”), or (iii) those that, if not obtained, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(p)           Title to Property. Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, the Company and its subsidiaries have (i) defensible title to all of their interests in the oil and gas properties underlying the Company’s estimate of its net proved reserves contained in the Registration Statement, General Disclosure Package and the Final Prospectus and (ii) good and marketable title to, or have valid rights to lease or otherwise use, all other real property and all personal property that are material to the respective businesses of the Company and its subsidiaries, as presently conducted, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except (A) royalties, overriding royalties and other burdens under oil and gas leases, (B) those that are described or referenced in the Registration Statement, the General Disclosure Package and the Final Prospectus, (C) those that do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries and (D) those that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(q)           Absence of Defaults and Conflicts Resulting from Transaction. The execution, delivery and performance of this Agreement, the issuance and sale of the Offered Securities and the consummation of the Transactions will not result in a breach or violation of any of the terms and provisions of, or constitute a default or a Debt Repayment Triggering Event (as defined below) under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (i) the charter, certificate of formation, by-laws or limited liability company agreement or similar organizational documents of the Company or any of its subsidiaries, (ii) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their properties, or (iii) any agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the properties of the Company or any of its subsidiaries is subject, except, in the case of clauses (ii) and (iii), as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; a “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture, or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(r)             Absence of Existing Defaults and Conflicts. Neither the Company nor any of its subsidiaries is (i) in violation of its respective charter, certificate of formation, by-laws or limited liability company agreement or similar organizational documents; (ii) in default (or with the giving of notice or lapse of time would be in default) under any existing obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of the properties of any of them is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except in the case of clauses (ii) and (iii) above, for any such defaults or violations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(s)           Power to Act. The Company has full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and all action required to be taken by the Company for the due and proper authorization, execution and delivery of this Agreement and the issuance and sale of the Offered Securities has been duly and validly taken by the Company.

(t)            Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(u)           Possession of Licenses and Permits. The Company and its subsidiaries possess, and are in compliance with the terms of, all adequate certificates, authorizations, franchises, licenses and permits issued by appropriate federal, state, local or foreign regulatory bodies (collectively, “Licenses”) necessary or material to the conduct of the business now conducted or proposed to be conducted in the Registration Statement, the General Disclosure Package and the Final Prospectus, except (i) as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus and (ii) for any of the foregoing that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and each of its subsidiaries have not received any notice of proceedings relating to the revocation or modification of any Licenses that, in each case, if determined adversely to the Company or any of its subsidiaries, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(v)           Absence of Labor Dispute. No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company or any of its subsidiaries, is threatened or imminent that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(w)           Possession of Intellectual Property. The Company and its subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “intellectual property rights”) necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its subsidiaries, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(x)            Environmental Laws. Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, (i) neither the Company nor any of its subsidiaries (A) is or has been in violation of any foreign, federal, state or local statute, law, rule, regulation, judgment, order, decree, decision, ordinance, code or other legally binding requirement (including common law) relating to the pollution, protection or restoration of the environment, wildlife or natural resources; human health or safety; or the generation, use, handling, transportation, treatment, storage, discharge, disposal or release of, or exposure to, any Hazardous Substance (as defined below) (collectively, “Environmental Laws”), (B) is conducting or funding, in whole or in part, any investigation, remediation, monitoring or other corrective action pursuant to any Environmental Law, including to address any actual or suspected presence or release of any Hazardous Substance, (C) has received notice of, or is subject to any action, suit, claim or proceeding alleging, any actual or potential liability under, or violation of, any Environmental Law, including with respect to any Hazardous Substance, (D) is party to any order, decree or agreement that imposes any obligation or liability under any Environmental Law, or (E) is or has been in violation of, or has failed to obtain and maintain, any permit, license, authorization, identification number or other approval required under applicable Environmental Laws; (ii) to the knowledge of the Company or its subsidiaries, there are no facts or circumstances that would reasonably be expected to result in any violation of or liability under any Environmental Law, including with respect to any Hazardous Substance; and (iii) neither the Company nor any of its subsidiaries (A) is subject to any pending or, to the knowledge of the Company or its subsidiaries, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating to any Environmental Law against the Company or any of its subsidiaries in which a governmental entity is also a party that would reasonably be expected to result in a fine or penalty of $300,000 or more, nor does the Company or any of its subsidiaries know any such proceeding is contemplated or (B) reasonably anticipates any capital expenditures relating to any Environmental Laws, except in the case of clauses (i), (ii) and (iii)(B) above, for such matters as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. For purposes of this subsection, “Hazardous Substance” means (y) any pollutant, contaminant, petroleum and petroleum products, by-products or breakdown products, radioactive materials, asbestos, asbestos-containing materials, polychlorinated biphenyls, per- and polyfluoroalkyl substances or toxic mold, and (z) any other toxic, radioactive, ignitable, corrosive, reactive or otherwise hazardous chemical, material, waste or substance.

(y)           Accurate Disclosure. The statements in the Registration Statement, the General Disclosure Package and the Final Prospectus under the heading “Description of Capital Stock,” and “Material U.S. Federal Income Tax Consequences to Non-U.S. Holders of Our Common Stock,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings and present the information required to be shown in all material respects, subject to the assumptions and qualifications set forth therein.

(z)           Absence of Manipulation. None of the Company, its subsidiaries or, to the Company’s knowledge, any other affiliate of the Company has taken, directly or indirectly, any action that is designed, or would reasonably be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities or to result in a violation of Regulation M under the Exchange Act.

(aa)          Statistical and Market-Related Data. Any third-party statistical and market-related data included or incorporated by reference in the Registration Statement, a Statutory Prospectus, the General Disclosure Package, the Final Prospectus or any Written Testing-the Waters-Communication is based on or derived from sources that the Company believes to be reliable and accurate in all material respects.

(bb)         Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act with which the Company is required to comply as of the effectiveness of the Registration Statement, including Section 402 relating to loans and Sections 302 and 906 relating to certifications.

(cc)          Internal Controls. The Company maintains a system of internal controls, including, but not limited to, disclosure controls and procedures, internal controls over accounting matters and financial reporting, an internal audit function and legal and regulatory compliance controls (collectively, “Internal Controls”) that comply with applicable Securities Laws and are sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. Generally Accepted Accounting Principles (“GAAP”) and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Internal Controls are overseen by the Audit & Risks Committee (the “Audit & Risks Committee”) of the Company’s Board of Directors (the “Board”) in accordance with Exchange Rules. Except as set forth in the Registration Statement, General Disclosure Package and the Final Prospectus, the Company has not publicly disclosed or reported to the Audit & Risks Committee or the Board a “significant deficiency” or “material weakness” (each, as defined in Rule 12b-2 of the Exchange Act), a change in Internal Controls or fraud involving management or other employees who have a significant role in Internal Controls.

(dd)         Litigation. Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, there are no pending actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) against or affecting the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement. To the Company’s knowledge, no such actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) are threatened.

(ee)          Independent Public Accountants. PricewaterhouseCoopers LLP (“PwC”), who have certified certain financial statements of the Company and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules incorporated by reference in the Registration Statement, the General Disclosure Package and the Final Prospectus, are independent public accountants with respect to the Company in accordance with local accounting rules and within the meaning of the Act. BDO USA, P.C. (“BDO”), who have certified certain financial statements of Bedrock Energy Partners, LLC (“Bedrock”), a Texas limited liability company and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements incorporated by reference in the Registration Statement, the General Disclosure Package and the Final Prospectus, are independent public accountants with respect to Bedrock in accordance with local accounting rules and within the meaning of the Act.

(ff)          Financial Statements. The historical financial statements and the related notes thereto of the Company and its consolidated subsidiaries included in the Registration Statement, the General Disclosure Package and the Final Prospectus present fairly in all material respects the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations, stockholders’ equity and cash flows for the periods shown, and such financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods covered thereby; the other financial information of the Company and its consolidated subsidiaries included in the Registration Statement, the General Disclosure Package and the Final Prospectus has been derived from the accounting records of the Company and its consolidated subsidiaries and presents fairly in all material respects the information shown thereby. The unaudited pro forma financial information and the related notes thereto incorporated by reference in the Registration Statement, the General Disclosure Package and the Final Prospectus has been prepared in accordance with the Rules and Regulations with respect to pro forma financial information, and the assumptions underlying such pro forma financial information are reasonable and are set forth in a Current Report on Form 8-K that is incorporated by reference in the Registration Statement, the General Disclosure Package and the Final Prospectus. The historical financial statements and the related notes thereto of Bedrock and its consolidated subsidiaries incorporated by reference in the Registration Statement, the General Disclosure Package and the Final Prospectus present fairly in all material respects the financial position of Bedrock and its consolidated subsidiaries as of the dates shown and their results of operations, stockholders’ equity and cash flows for the periods shown, and such financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods covered thereby.

(gg)         No Material Adverse Change in Business. Except as disclosed in or contemplated by the Registration Statement, the General Disclosure Package and the Final Prospectus, since the end of the period covered by the latest audited financial statements included in the Registration Statement, the General Disclosure Package and the Final Prospectus, (i) there has been no change, nor any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries, taken as a whole, that is material and adverse, (ii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock, (iii) there has been no material adverse change in the capital stock, short-term indebtedness, long-term indebtedness, net current assets or net assets of the Company or any of its subsidiaries, (iv) there has been no material transaction entered into by the Company or any of its subsidiaries other than transactions in the ordinary course of business, (v) there has been no obligation, direct or contingent, that is material to the Company or any of its subsidiaries taken as a whole, incurred by the Company or any of its subsidiaries, except obligations incurred in the ordinary course of business and (vi) neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority.

(hh)         Investment Company Act. The Company is not and, after giving effect to the Transactions, including the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Registration Statement, the General Disclosure Package and the Final Prospectus, will not be required to register as an “investment company” as defined in the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder (the “Investment Company Act”).

(ii)           Taxes. The Company and each of its subsidiaries have filed all federal, state, local and foreign tax returns required to be filed through the date of this Agreement, subject to permitted extensions, and have paid all taxes required to be paid thereon (except as currently being contested in good faith and for which adequate reserves required by GAAP have been created in the financial statements of the Company), in each case except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and except as would not reasonably be expected to have a Material Adverse Effect, no material tax deficiency has been, or would reasonably be expected to be, asserted against the Company or any of its subsidiaries.

(jj)            Insurance. The Company and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any its subsidiaries has been refused any material insurance coverage sought or applied for; neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect except as set forth in or contemplated in the Registration Statement, the General Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto).

(kk)          No Unlawful Payments. Neither the Company nor any of its subsidiaries, nor any director, officer or employee, nor, to the knowledge of the Company or any of its subsidiaries, any affiliate of the Company, agent or other person acting on behalf of the Company or of any of its subsidiaries or affiliates, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any government official, including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office (“Governmental Official”) to influence official action or secure an improper advantage; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit, to any Governmental Official or other person or entity. The Company and its subsidiaries and, to the Company’s knowledge, the Company’s other affiliates have conducted their businesses in compliance with applicable anti-bribery and anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.

(ll)            ERISA. The minimum funding standard under Section 302 of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (“ERISA”), has been satisfied by each “pension plan” (as defined in Section 3(2) of ERISA) which has been established or maintained by the Company and/or one or more of its subsidiaries, and the trust forming part of each such plan which is intended to be qualified under Section 401 of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder is so qualified; each of the Company and its subsidiaries has fulfilled its obligations, if any, under Section 515 of ERISA; neither the Company nor any of its subsidiaries maintains or is required to contribute to a “welfare plan” (as defined in Section 3(1) of ERISA) which provides retiree or other post-employment welfare benefits or insurance coverage (other than “continuation coverage” (as defined in Section 602 of ERISA)); each pension plan and welfare plan established or maintained by the Company and/or one or more of its subsidiaries is in compliance in all material respects with the currently applicable provisions of ERISA; and neither the Company nor any of its subsidiaries has incurred or could reasonably be expected to incur any withdrawal liability under Section 4201 of ERISA, any liability under Section 4062, 4063, or 4064 of ERISA, or any other liability under Title IV of ERISA.

(mm)        The subsidiaries listed on Schedule C hereto are the only “significant subsidiaries” of the Company (as defined in Rule 1-02 of Regulation S-X under the Act (“Regulation S-X”)).

(nn)         Compliance with Anti-Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of all jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company and its subsidiaries, threatened.

(oo)         Economic Sanctions. Neither the Company nor any of its subsidiaries, nor any director, officer, or employee thereof, nor, to the knowledge of the Company or any of its subsidiaries, any agent, affiliate or other person acting on behalf of the Company or of any of its subsidiaries or affiliates, is currently in breach or violation of any Sanctions (as defined below) or is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is: the subject or target of any U.S. sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, His Majesty’s Treasury, the Swiss Secretariat of Economic Affairs, the Hong Kong Monetary Authority, the Monetary Authority of Singapore, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions including, without limitation, Cuba, Iran, North Korea, Russia, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Crimea region of Ukraine and the non-government controlled areas of Zaporizhzhia and Kherson (each a “Sanctioned Country”); and the Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person: (i) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject or target of any Sanctions; (ii) to fund or facilitate any activities of or business in any Sanctioned Country; or (iii) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise). Since April 24, 2019, the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject or target of Sanctions.

(pp)         Other Offerings. Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, the Company has not sold, issued or distributed any securities during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or Regulation S of, the Act, other than securities issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(qq)         Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the General Disclosure Package or the Final Prospectus or to be filed as exhibits to the Registration Statement which have not been so described and, if applicable, filed as required.

(rr)           Cybersecurity. Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, (i)(A) to the knowledge of the Company, there has been no material security breach or incident, or other compromise of or relating to any of the Company’s or its subsidiaries’ information technology and computer systems, networks, hardware, software, data and data-bases (including the data and information of their respective customers, employees, suppliers, vendors and any third party data maintained, processed or stored by the Company and its subsidiaries, and any such data processed or stored by third parties on behalf of the Company or its subsidiaries), equipment or technology (collectively, “IT Systems and Data”) and (B) the Company and its subsidiaries have not been notified of, and have no knowledge of, any event or condition that would reasonably be expected to result in, any security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data; (ii) the Company and its subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except as, in the case of this clause (ii), would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (iii) the Company and its subsidiaries have implemented appropriate controls, policies, procedures, and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards.

(ss)         Reserve Engineer. Ryder Scott Company, L.P. (“Ryder Scott”), whose reports appear or are incorporated by reference in the Registration Statement, the General Disclosure Package and the Final Prospectus and who has delivered the letter referred to in Section 7(h) hereof, was, as of the date of such report, and is, as of the date hereof, an independent petroleum engineer with respect to the Company and its subsidiaries. Cawley, Gillespie and Associates, Inc. (“Cawley”), whose reports appear or are incorporated by reference in the Registration Statement, the General Disclosure Package and the Final Prospectus and who has delivered the letter referred to in Section 7(h) hereof, was, as of the date of such report, and is, as of the date hereof, an independent petroleum engineer with respect to Bedrock and its subsidiaries.

(tt)           Reserve Report Information. The information contained in the Registration Statement, the General Disclosure Package and the Final Prospectus regarding estimated proved reserves of the Company and its subsidiaries is based upon the reserve reports prepared by Ryder Scott. The information provided to Ryder Scott by the Company and its subsidiaries was true and correct in all material respects on the dates the reports were made. Such information was provided to Ryder Scott in accordance with all customary industry practices. The information contained in the Registration Statement, the General Disclosure Package and the Final Prospectus regarding estimated proved reserves of Bedrock and its subsidiaries is based upon the reserve reports prepared by Cawley. The information provided to Cawley by Bedrock and its subsidiaries was true and correct in all material respects on the dates the reports were made. Such information was provided to Cawley in accordance with all customary industry practices.

(uu)         Reserve Reports; Production Estimates. The factual information underlying the estimates of reserves of the Company and its subsidiaries included in the Registration Statement, the General Disclosure Package and the Final Prospectus, including, without limitation, production, costs of operation and development, current prices for production, agreements relating to current and future operations and sales of production, was true and correct in all material respects on the dates such estimates were made and such information was supplied and was prepared in accordance with customary industry practices. Other than normal production of reserves, intervening market commodity price fluctuations, fluctuations in demand for such products, adverse weather conditions, unavailability or increased costs of rigs, equipment, supplies or personnel, the timing of third-party operations and other factors, in each case in the ordinary course of business, and except as described in the Registration Statement, the General Disclosure Package and the Final Prospectus, neither the Company nor any of its subsidiaries is aware of any facts or circumstances that would result in a material adverse change in the aggregate net reserves, or the aggregate present value of future net cash flows therefrom, as described in the Registration Statement, the General Disclosure Package and the Final Prospectus.

(vv)         No Ratings. There are (and prior to each Closing Date, will be) no debt securities, convertible securities or preferred stock issued or guaranteed by the Company or any of its subsidiaries that are rated by a “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) under the Exchange Act.

(ww)        Lending Relationship. Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, the Company and its subsidiaries do not have any material lending or other relationship with any bank or lending affiliate of any Underwriter.

(xx)          Outbound Investment Rules. Neither the Company nor any of its subsidiaries is a “covered foreign person”, as that term is used in the Outbound Investment Rules (as defined below). Neither the Company nor any of its subsidiaries currently engages, or has plans to engage, directly or indirectly, in (i) a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, (ii) any activity or transaction that would constitute a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, or (iii) any other activity that would cause the Underwriters to be in violation of the Outbound Investment Rules or cause the Underwriters to be legally prohibited by the Outbound Investment Rules from performing the transactions contemplated in this Agreement. “Outbound Investment Rules” means the regulations administered and enforced, together with any related public guidance issued, by the United States Treasury Department under U.S. Executive Order 14105 of August 9, 2023 or any similar law or regulation; as of the date of this Agreement, the Outbound Investment Rules are codified at 31 C.F.R. § 850.101 et seq.

(yy)          Acquisition Agreement. (i) The Company has all requisite corporate power and authority to consummate the Acquisition and to enter into and perform its obligations under the Acquisition Agreement, and (ii) the Acquisition Agreement has been duly and validly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the other parties thereto, constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Offered Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

3.             Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, the Company agrees to sell to the several Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price of $24.83 per share, the number of Firm Securities set forth opposite the name of such Underwriter in Schedule A hereto.

The Company will deliver the Firm Securities to or as instructed by the Representatives for the accounts of the several Underwriters in a form reasonably acceptable to the Representatives against payment of the purchase price by the Underwriters in Federal (same day) funds by wire transfer to an account at a bank acceptable to the Representatives drawn to the order of the Company, at the office of Latham & Watkins LLP, 300 Colorado St, Suite 2400, Austin, TX 78701, at 9:00 A.M., New York time, on December 3, 2025, or at such other time not later than seven full business days thereafter as the Representatives and the Company determine, such time being herein referred to as the “First Closing Date.” For purposes of Rule 15c6-1 under the Exchange Act, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the offering. The Firm Securities so to be delivered or evidence of their issuance will be made available for checking at the above office of Latham & Watkins LLP at least 24 hours prior to the First Closing Date.

In addition, upon written notice from the Representatives given to the Company from time to time not more than 30 days subsequent to the date of the Final Prospectus, the Underwriters may purchase all or less than all of the Optional Securities at the purchase price per share to be paid for the Firm Securities. The Company agrees to sell to the Underwriters the respective numbers of Optional Securities obtained by multiplying the number of shares specified in such notice by a fraction the numerator of which is the maximum number of Optional Securities which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule A hereto and the denominator of which is the total number of Optional Securities (subject to adjustment by the Representatives to eliminate fractions). Such Optional Securities shall be purchased from the Company for the account of each Underwriter in the same proportion as the number of shares of Firm Securities set forth opposite such Underwriter’s name bears to the total number of shares of Firm Securities (subject to adjustment by the Representatives to eliminate fractions). No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Representatives to the Company.

Each time for the delivery of and payment for the Optional Securities, being herein referred to as an “Optional Closing Date,” which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a “Closing Date”), shall be determined by the Representatives but shall be not later than five full business days after written notice of election to purchase Optional Securities is given. The Company will deliver the Optional Securities being purchased on each Optional Closing Date to or as instructed by the Representatives for the accounts of the several Underwriters, in a form reasonably acceptable to the Representatives against payment of the purchase price therefore in Federal (same day) funds by wire transfer to an account at a bank acceptable to the Representatives drawn to the order of the Company, at the above office of Latham & Watkins LLP. The certificates for the Optional Securities being purchased on each Optional Closing Date or evidence of their issuance will be made available for checking at the above office of Latham & Watkins LLP at a reasonable time in advance of such Optional Closing Date.

4.             Offering by Underwriters. It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Final Prospectus.

5.             Certain Agreements of the Company. The Company agrees with the several Underwriters that:

(a)            Filing of Prospectuses. The Company has filed or will file each Statutory Prospectus (including the Final Prospectus) pursuant to and in accordance with Rule 424(b)(2) (or, if applicable, subparagraph (5)) not later than the second business day following the earlier of the date it is first used or the execution and delivery of this Agreement. The Company has complied and will comply with Rule 433.

(b)            Filing of Amendments: Response to Commission Requests. Prior to the termination of the offering of the Offered Securities, the Company will promptly advise the Representatives of any proposal to amend or supplement the Registration Statement or any Statutory Prospectus at any time and offer the Representatives a reasonable opportunity to comment on any such amendment or supplement, and the Company and will not file any such proposed amendment or supplement to which the Representatives reasonably object. The Company will also advise the Representatives promptly of (i) the filing of any such amendment or supplement, (ii) any request by the Commission or its staff for any amendment to any Registration Statement, for any supplement to any Statutory Prospectus or for any additional information, (iii) the institution by the Commission of any stop order proceedings in respect of the Registration Statement or the threatening of any proceeding for that purpose, and (iv) the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Securities in any jurisdiction or the institution or threatening of any proceedings for such purpose. The Company will use its reasonable best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its reasonable best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(c)           Continued Compliance with Securities Laws. If, at any time prior to the filing of the Final Prospectus pursuant to Rule 424(b), any event occurs as a result of which the General Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, the Company will (i) notify promptly the Representatives so that any use of the General Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the General Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to you in such quantities as you may reasonably request. If, at any time when a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act by any Underwriter or dealer, any event occurs as a result of which the Final Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, including in connection with use or delivery of the Final Prospectus, the Company will (i) promptly notify the Representatives of such event, (ii) promptly prepare and file with the Commission and furnish, at its own expense, to the Underwriters and the dealers and any other dealers upon request of the Representatives, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance, (iii) use its best efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Final Prospectus and (iv) supply any supplemented Final Prospectus to the Representatives in such quantities as the Representatives may reasonably request. Neither the Representatives’ consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7 hereof.

(d)           Testing-the-Waters Communication. If at any time following the distribution of any Written Testing-the-Waters Communication there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will (i) promptly notify the Representatives of such event or development so that use of the Written Testing-the-Waters Communication may cease until it is amended or supplemented; (ii) amend or supplement the Written Testing-the-Waters Communication to correct such statement or omission; and (iii) supply any amendment or supplement to the Representatives in such quantities as the Representatives may reasonably request.

(e)           Emerging Growth Company Status. The Company will promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the Offered Securities within the meaning of the Act and (ii) completion of the 90-day restricted period referred to in Section 5(m) hereof.

(f)            Rule 158. As soon as practicable, but not later than 16 months, after the date of this Agreement, the Company will make generally available to its security holders an earnings statement covering a period of at least 12 months beginning after the date of this Agreement and satisfying the provisions of Section 11(a) of the Act and Rule 158 under the Act.

(g)           Furnishing of Prospectuses. The Company will furnish, upon request, to the Representatives copies of the Registration Statement, including all exhibits, any Statutory Prospectus, the Final Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Representatives request. The Final Prospectus shall be so furnished within two business days following the execution and delivery of this Agreement, unless otherwise agreed by the Company and the Representatives. All other such documents shall be so furnished as soon as available. The Company will pay the expenses of printing and distributing to the Underwriters all such documents.

(h)           Blue Sky Qualifications. The Company will arrange for the qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representatives designate and will continue such qualifications in effect so long as required for the distribution of the Offered Securities.

(i)             Reporting Requirements. During the period of five years hereafter, the Company will, upon request, furnish to the Representatives and to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to the Representatives (i) as soon as available, upon request, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to stockholders, and (ii) from time to time, such other information concerning the Company as the Representatives may reasonably request. However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”) or any successor system to EDGAR, it is not required to furnish such reports or statements to the Underwriters.

(j)             Payment of Expenses. The Company agrees with the several Underwriters that the Company will pay all expenses incident to the performance of the obligations of the Company under this Agreement, including but not limited to any filing fees and other expenses (including reasonable fees and disbursements of counsel to the Underwriters) incurred in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representatives designate and the preparation and printing of memoranda relating thereto, costs and expenses related to the review by FINRA of the Offered Securities (including filing fees and the reasonable fees and expenses of counsel for the Underwriters not to exceed $20,000 relating to such review), costs and expenses relating to investor presentations or any “road show” in connection with the offering and sale of the Offered Securities including, without limitation, any travel expenses of the Company’s officers and employees (provided, however, that the Underwriters shall be responsible for 50% of the costs of any private aircraft chartered by or on behalf of the Company in connection with such presentations) and any other expenses of the Company including fees and expenses incident to listing the Offered Securities on The New York Stock Exchange, fees and expenses in connection with the registration of the Offered Securities under the Exchange Act, any transfer taxes or similar taxes payable in connection with the issuance, sale, preparation and delivery of the Offered Securities to the Underwriters, all costs and expenses of the Representatives, including the fees and disbursements of counsel for the Representatives, and expenses incurred in distributing preliminary prospectuses and the Final Prospectus (including any amendments and supplements thereto) to the Underwriters and for expenses incurred for preparing, printing and distributing any Issuer Free Writing Prospectuses to investors or prospective investors. It is understood, however, that except as provided herein, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel and any road show expenses incurred by them (other than costs and expenses incurred by the Underwriters on behalf of the Company).

(k)           Use of Proceeds. The Company will use the net proceeds received by it in connection with this offering in the manner described in the “Use of Proceeds” section of the General Disclosure Package and the Final Prospectus and the Company does not intend to use any of the proceeds from the sale of the Offered Securities hereunder to repay any outstanding debt owed to any Underwriter or affiliate of any Underwriter.

(l)             Absence of Manipulation. The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Offered Securities.

(m)           (i) Restriction on Sale of Securities by the Company. For the period specified below (the “Lock-Up Period”), the Company will not, directly or indirectly, take any of the following actions with respect to its Securities or any securities convertible into or exchangeable or exercisable for any of its Securities (the “Lock-Up Securities”): (A) offer, sell, issue, contract to sell, pledge or otherwise dispose of Lock-Up Securities, (B) offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase Lock-Up Securities, (C) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of Lock-Up Securities, (D) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Lock-Up Securities within the meaning of Section 16 of the Exchange Act or (E) file with the Commission a registration statement under the Act relating to Lock-Up Securities, or publicly disclose the intention to take any such action, without the prior written consent of Citigroup and Barclays, except (1) the sale of Securities to the Underwriters as contemplated by this Agreement, (2) issuances of Lock-Up Securities pursuant to the conversion, exchange or redemption of convertible, exchangeable or redeemable securities or the exercise of warrants or options, in each case outstanding on the date hereof, (3) grants of employee stock options or other compensatory awards pursuant to the terms of a plan in effect on the date hereof or otherwise described in the General Disclosure Package and the Final Prospectus, or issuances of Lock-Up Securities pursuant to the exercise or vesting of such options or other compensatory awards, (4) the filing of a registration statement on Form S-8 relating to issuances of Lock-Up Securities pursuant to the terms of a plan described in the General Disclosure Package and the Final Prospectus, (5) issuances of Lock-Up Securities pursuant to the Company’s dividend reinvestment plan or (6) issuances of Lock-Up Securities issued as consideration for the acquisition of equity interests or assets of any person, or the acquiring by the Company by any other manner of any business, properties, assets, or persons, in one transaction or a series of related transactions or the filing of a registration statement related to such Lock-Up Securities (and the inclusion of other Lock-Up Securities pursuant to the piggyback registration rights in existence on the date of this Agreement and described in the General Disclosure Package and Final Prospectus); provided, however, that (x) no more than an aggregate of 10% of the number of shares of the Company’s capital stock outstanding as of the First Closing Date are issued as consideration in connection with all such acquisitions and (y) prior to the issuance of such shares of the Company’s capital stock, each recipient of such shares agrees in writing to be subject to the “lock-up” described in this Section 5(l)(A). The initial Lock-Up Period will commence on the date hereof and continue for 90 days after the date hereof or such earlier date that Citigroup and Barclays consent to in writing.

(ii)           Agreement to Announce Lock-Up Waiver. If Citigroup and Barclays, in their sole discretion, agree to release or waive the restrictions set forth in a lock-up letter described in Section 7(g) hereof for an officer or director of the Company and provide the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit A hereto through a major news service or through other means permitted by FINRA at least two business days before the effective date of the release or waiver.

6.             Free Writing Prospectuses. The Company represents and agrees that, unless it obtains the prior consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping. The Company represents that it has satisfied and agrees that it will satisfy the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic road show.

7.             Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Securities on the First Closing Date and the Optional Securities to be purchased on each Optional Closing Date will be subject to the accuracy of the representations and warranties of the Company herein (as though made on such Closing Date), to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

(a)           Accountants’ Comfort Letters. The Representatives shall have received “comfort letters,” dated the date hereof, of PwC and BDO in form and substance reasonably satisfactory to the Representatives, covering the financial information of the Company, in the case of PwC, and Bedrock and its subsidiaries, in the case of BDO, included or incorporated by reference in the Registration Statement and the General Disclosure Package and other customary matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings. In addition, on each Closing Date, the Underwriters shall have received from PwC and BDO “bring-down comfort letters” dated such Closing Date addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, in the form of the “comfort letters” delivered on the date hereof, except that (A) such letters shall state the conclusions and findings of PwC or BDO with respect to the financial information of the Company or Bedrock and its subsidiaries, respectively, included or incorporated by reference in the Registration Statements and the Final Prospectus and any amendment or supplement thereto and other customary matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings and (B) procedures shall be brought down to a date no more than three business days prior to such Closing Date, except as otherwise agreed by the Representatives.

(b)           Filing of Prospectus. The Final Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) hereof and any other material required to be filed by the Company pursuant to Rule 433(d) shall have been filed with the SEC within the applicable time periods prescribed for such filings by Rule 433. No stop order suspending the effectiveness of the Registration Statement or of any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or any Underwriter, shall be contemplated by the Commission.

(c)           No Material Adverse Change. Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole which, in the judgment of the Representatives, is material and adverse and makes it impractical or inadvisable to market the Offered Securities; (ii) any downgrading in the rating of any debt securities of the Company by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the Exchange Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any change in either U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls the effect of which is such as to make it, in the judgment of the Representatives, impractical or inadvisable to market or to enforce contracts for the sale of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any suspension or material limitation of trading in securities generally on the New York Stock Exchange or the Nasdaq Stock Market, or any setting of minimum or maximum prices for trading on such exchange; (v) any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by any U.S. federal or New York authorities; (vii) any major disruption of settlements of securities, payment or clearance services in the United States or any other country where such securities are listed or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency is such as to make it impractical or inadvisable to market the Offered Securities or to enforce contracts for the sale of the Offered Securities.

(d)           Opinion and 10b-5 Statement of Counsel for the Company. The Representatives shall have received an opinion and 10b-5 statement, dated such Closing Date, of Baker Botts L.L.P., counsel for the Company, in form and substance reasonably satisfactory to the Representatives.

(e)           Opinion and 10b-5 Statement of Counsel for Underwriters. The Representatives shall have received from Latham & Watkins LLP, counsel for the Underwriters, such opinion or opinions and 10b-5 statement, dated such Closing Date, with respect to such matters as the Representatives may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(f)            Officers’ Certificate. The Representatives shall have received a certificate, dated such Closing Date, of an executive officer of the Company and a principal financial or accounting officer of the Company in which such officers shall state that: the representations and warranties of the Company in this Agreement are true and correct; the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the best of their knowledge, are contemplated by the Commission; and, subsequent to the date of the most recent financial statements in the General Disclosure Package and the Final Prospectus, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole except as set forth in the General Disclosure Package and the Final Prospectus or as described in such certificate.

(g)           Lock-Up Agreements. On or prior to the date hereof, the Representatives shall have received lock-up agreements in the form set forth on Exhibit B hereto from each executive officer, director, stockholder and other equity holder of the Company specified in Schedule D hereto.

(h)           Reserve Engineer Letters. The Representatives shall have received “comfort letters,” dated the date hereof, of Ryder Scott and Cawley, independent petroleum engineers, in form and substance reasonably satisfactory to the Representatives, covering the oil and gas reserves information of the Company, in the case of Ryder Scott, and Bedrock and its subsidiaries, in the case of Cawley, included or incorporated by reference in the Registration Statement and the General Disclosure Package and other customary matters. In addition, on each Closing Date, the Underwriters shall have received from Ryder Scott and Cawley “bring-down comfort letters” dated such Closing Date addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, in the form of the “comfort letters” delivered on the date hereof, except that (i) they shall cover the oil and gas reserves information of the Company or Bedrock and its subsidiaries, respectively, included or incorporated by reference in the Registration Statement and the Final Prospectus and any amendment or supplement thereto and (ii) procedures shall be brought down to a date no more than three business days prior to such Closing Date, except as otherwise agreed by the Representatives.

(i)            The Offered Securities shall have been listed and admitted and authorized for trading on the New York Stock Exchange, and satisfactory evidence of such actions shall have been provided to the Representatives.

The Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably request. The Representatives may in their sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of an Optional Closing Date or otherwise.

8.             Indemnification and Contribution.

(a)            Indemnification by Company. The Company will indemnify and hold harmless each Underwriter, its partners, members, directors, officers, employees, agents, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus, any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (c) below.

(b)           Indemnification of Company. Each Underwriter will severally and not jointly indemnify and hold harmless the Company, each of its directors and each of its officers who signs the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Underwriter Indemnified Party”) against any losses, claims, damages or liabilities to which such Underwriter Indemnified Party may become subject, under the Act, the Exchange Act, or other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus, any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication, or arise out of or are based upon the omission or the alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by such Underwriter Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Underwriter Indemnified Party is a party thereto), whether threatened or commenced, based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Final Prospectus furnished on behalf of each Underwriter: the concession figure appearing in the fourth paragraph in the “Underwriting” section and the information contained in the tenth and eleventh paragraphs in the “Underwriting” section.

(c)            Actions against Parties; Notification. Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under subsection (a), (b) or (c) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a), (b) or (c) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a), (b) or (c) above. In case any such action is brought against any indemnified party and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(d)           Contribution. If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a), (b) or (c) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8(d).

9.             Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder on either the First Closing Date or any Optional Closing Date and the aggregate number of shares of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date, the Representatives may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of shares of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to the Representatives and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 10 (provided that if such default occurs with respect to Optional Securities after the First Closing Date, this Agreement will not terminate as to the Firm Securities or any Optional Securities purchased prior to such termination). As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

10.           Termination. The Underwriters may terminate this Agreement by notice given by the Representatives to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, The New York Stock Exchange, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred and shall be continuing, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in the judgment of the Representatives, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the offer, sale or delivery of the Offered Securities on the terms and in the manner contemplated in the Registration Statement, the General Disclosure Package or the Final Prospectus.

11.           Survival of Certain Representations and Obligations. The respective indemnities, rights of contribution, agreements, representations, warranties and other statements of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 9 or Section 10 or the occurrence of any event specified in Section 7(c)(iv), (vi), (vii) or (viii) hereof, the Company will reimburse the Underwriters for all accountable out-of-pocket expenses (including reasonable, documented fees and disbursements of counsel) actually and reasonably incurred by them in connection with the offering of the Offered Securities, and the respective obligations of the Company and the Underwriters pursuant to Section 8 hereof shall remain in effect; provided, however, in the case of a defaulting Underwriter pursuant to Section 9 hereof, the Company shall not be obligated to reimburse such defaulting Underwriter. In addition, if any Offered Securities have been purchased hereunder, the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect.

12.           Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to the Representatives, c/o Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013, Attention: General Counsel (facsimile: 646-291-1469), c/o Barclays Capital Inc., 745 7th Avenue, New York, New York 10019, Attention: Syndicate Registration (Fax: (646) 834-8133), and c/o Mizuho Mizuho Securities USA LLC, 1271 Avenue of the Americas, 3rd Floor, New York, New York 10020, Attention: Equity Capital Markets, email: us-ecm@mizuhogroup.com, or, if sent to the Company, will be mailed, delivered or sent and confirmed to it at BKV Corporation, 1200 17th Street, Suite 2100, Denver, CO 80202, Attention: Chief Legal Officer, with copies to Baker Botts L.L.P., 2001 Ross Avenue, Suite 900, Dallas, Texas 75201, Attention: Samantha H. Crispin and M. Preston Bernhisel; provided, however, that any notice to an Underwriter pursuant to Section 8 will be mailed, delivered or telegraphed and confirmed to such Underwriter.

13.           Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder.

14.           Representation of Underwriters. The Representatives will act for the several Underwriters in connection with the transactions contemplated by this Agreement, and any action under this Agreement taken by the Representatives will be binding upon all the Underwriters.

15.           Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. The words “execution,” “signed,” “signature,” “delivery” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

16.           Absence of Fiduciary Relationship. The Company acknowledges and agrees that:

(a)            No Other Relationship. The Representatives have been retained solely to act as underwriters in connection with the sale of the Offered Securities and that no fiduciary, advisory or agency relationship between the Company, on the one hand, and the Representatives, on the other, has been created in respect of any of the transactions contemplated by this Agreement or the Final Prospectus, irrespective of whether the Representatives have advised or are advising the Company on other matters;

(b)           Arms’ Length Negotiations. The price of the Offered Securities set forth in this Agreement was established by the Company following discussions and arms-length negotiations with the Representatives, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;

(c)           Absence of Obligation to Disclose. The Company has been advised that the Representatives and their affiliates are engaged in a broad range of transactions, which may involve interests that differ from those of the Company and that the Representatives have no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

(d)           Waiver. The Company waives, to the fullest extent permitted by law, any claims it may have against the Representatives for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Representatives shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

17.           Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company irrevocably and unconditionally waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in the City of New York and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum.

18.           Waiver of Jury Trial. Each of the Company and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

19.           Recognition of the U.S. Special Resolution Regimes.

(i)           In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(ii)           In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 19:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i)	a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)	a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)	a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

[Signature Pages Follow]

If the foregoing is in accordance with the Representatives’ understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement among the Company and the several Underwriters in accordance with its terms.

Very truly yours,

BKV Corporation

By:	/s/ Christopher P. Kalnin
Name:	Christopher P. Kalnin
Title:	Chief Executive Officer

[Signature Page to Underwriting Agreement]

The foregoing Underwriting Agreement is hereby
confirmed and accepted as of the date first above written.

Citigroup Global Markets Inc.

By:	/s/ Michael Shelly
	Name:	Michael Shelly
	Title:	Managing Director

Barclays Capital Inc.

By:	/s/ Amit Chandra
	Name:	Amit Chandra
	Title:	Managing Director

Mizuho Securities USA LLC

By:	/s/ James Watts
	Name:	James Watts
	Title:	Managing Director

Acting on behalf of themselves and as the Representatives
of the several Underwriters.

[Signature Page to Underwriting Agreement]

SCHEDULE A

Underwriter	Total Number of Firm Securities to be Purchased	Total Number of Optional Securities Offered
Citigroup Global Markets Inc.	2,700,000	405,000
Barclays Capital Inc.	1,200,000	180,000
Mizuho Securities USA LLC	600,000	90,000
RBC Capital Markets, LLC	300,000	45,000
Evercore Group L.L.C.	300,000	45,000
Jefferies LLC	300,000	45,000
Citizens JMP Securities, LLC	120,000	18,000
KeyBanc Capital Markets Inc.	120,000	18,000
Perella Weinberg Partners LP	120,000	18,000
PEP Advisory LLC	120,000	18,000
CIBC World Markets Corp.	120,000	18,000
Total	6,000,000	900,000

Schedule A-1

SCHEDULE B

1.             General Use Free Writing Prospectuses (included in the General Disclosure Package)

“General Use Issuer Free Writing Prospectus” includes each of the following documents:

1.             None.

2.             Other Information Included in the General Disclosure Package

The following information is also included in the General Disclosure Package:

1.             Price per share to the public: $26.00

Schedule B-1

SCHEDULE C

Significant Subsidiaries

Name	Jurisdiction of Organization
BKV Barnett, LLC	Delaware
BKV Barnett II, LLC	Texas
BKV Chelsea, LLC	Delaware
BKV dCarbon Barnett Zero, LLC	Delaware
BKV dCarbon High West, LLC	Delaware
BKV dCarbon Las Tiendas, LLC	Delaware
BKV dCarbon Project, LLC	Delaware
BKV dCarbon Ventures, LLC	Delaware
BKV Midstream, LLC	Delaware
BKV North Texas, LLC	Delaware
BKV Operating, LLC	Delaware
BKV Upstream Midstream, LLC	Delaware
BKV-BPP Cotton Cove, LLC	Delaware
BKVerde, LLC	Delaware
High West Sequestration, LLC	Louisiana
Kalnin Ventures LLC	Colorado

Schedule C-1

SCHEDULE D

List of Individuals and Entities Subject to Lock-Up Agreement

1.	Christopher P. Kalnin

2.	David Tameron

3.	Eric S. Jacobsen

4.	Barry S. Turcotte

5.	Lindsay B. Larrick

6.	Ethan Ngo

7.	Dilanka Seimon

8.	Lauren Read

9.	Kristin Busang

10.	Javier Hinojosa

11.	Somruedee Chaimongkol

12.	Joseph R. Davis

13.	Akaraphong Dayananda

14.	Kirana Limpaphayom

15.	Carla S. Mashinski

16.	Thiti Mekavichai

17.	Charles C. Miller III

18.	Sunit S. Patel

19.	Anon Sirisaengtaksin

20.	Chanin Vongkusolkit

21.	Sinon Vongkusolkit

22.	Banpu North America Corporation

Schedule D-1

Exhibit A

Form of Press Release

BKV Corporation

[Date]

BKV Corporation (the “Company”) announced today that Citigroup Global Markets Inc., the active book-running manager in the Company’s recent public sale of 6,000,000 shares of common stock, is [waiving][releasing] a lock-up restriction with respect to [  ] shares of the Company’s common stock held by [certain officers or directors][an officer or director] of the Company. The [waiver][release] will take effect on [  ], and the shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

A-1

Exhibit B

Form of Lock-Up Agreement

December 1, 2025

BKV Corporation

1200 17th Street, Suite 2100
Denver, Colorado 80202

Citigroup Global Markets Inc.

Barclays Capital Inc.

As Representatives of the Several Underwriters

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

c/o Barclays Capital Inc.

745 7th Avenue

New York, New York 10019

Ladies and Gentlemen:

As an inducement to the underwriters to execute the Underwriting Agreement (the “Underwriting Agreement”), pursuant to which an offering (the “Offering”) will be made of common stock, par value $0.01 per share (the “Securities”), of BKV Corporation, a Delaware corporation (the “Company”), the undersigned hereby agrees that during the period commencing on the date hereof and ending 90 days after the public offering date set forth on the final prospectus (the “Final Prospectus”) used to sell the Securities pursuant to the Underwriting Agreement (the “Lock-Up Period”), the undersigned will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any Securities or securities convertible into or exchangeable or exercisable for any Securities, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Securities, whether any such aforementioned transaction is to be settled by delivery of the Securities or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of Citigroup Global Markets Inc. and Barclays Capital Inc. (the “Lock-up Release Parties”). In addition, the undersigned agrees that, without the prior written consent of the Lock-up Release Parties, it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any Securities or any security convertible into or exercisable or exchangeable for the Securities. Capitalized terms not defined but otherwise used herein shall have the meanings set forth in the Underwriting Agreement.

Any Securities received upon exercise of options granted to the undersigned will also be subject to this Lock-Up Agreement. Any Securities acquired by the undersigned in the open market will not be subject to this Lock-Up Agreement. Notwithstanding the foregoing, and subject to the conditions below, as applicable, the undersigned may transfer Securities without the prior written consent of the Lock-up Release Parties as follows:

(i)	as a bona fide gift or gifts, including a charitable contribution;

(ii)	by will, other testamentary document or intestate succession to the legal representative, heir, beneficiary or a family member of the undersigned;

(iii)	by operation of law, such as pursuant to a qualified domestic order or as required by a divorce settlement;

(iv)	to a family member of the undersigned or any trust, partnership, limited liability company or other entity for the direct or indirect benefit of the undersigned or a family member of the undersigned;

(v)	if the undersigned is a corporation, limited liability company, partnership, trust or other entity, to its stockholders, members, partners or trust beneficiaries as part of a distribution, or to any corporation, partnership or other entity that is its affiliate;

(vi)	to the Company in connection with the vesting, settlement, or exercise of restricted stock units, options, warrants or other rights to purchase Securities (including, in each case, by way of “net” or “cashless” exercise), including for the payment of exercise price and tax and remittance payments due as a result of the vesting, settlement or exercise of such restricted stock units, options, warrants or rights, provided that any such Securities received upon such exercise, vesting or settlement shall be subject to the terms of this Lock-Up Agreement, and provided further that any such restricted stock units, options, warrants or rights are held by the undersigned pursuant to an agreement or equity awards granted under a stock incentive plan or other equity award plan, each such agreement or plan which is described in the Registration Statement, the General Disclosure Package and the Final Prospectus;

(vii)	pursuant to a broker-assisted sale in order to satisfy any tax obligations due as a result of the vesting, settlement or exercise of restricted stock units pursuant to awards granted under the 2024 Plan (as defined in the General Disclosure Package), provided that any securities received upon such vesting, settlement or exercise that are not transferred to cover any such tax obligations shall be subject to the terms of this Lock-Up Agreement; or

(viii)	pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction that is approved by the Board of Directors of the Company and made to all holders of the Company’s capital stock; provided that in the event that such tender offer, merger, consolidation or other similar transaction is not completed, the undersigned’s Securities shall remain subject to the provisions of this Lock-Up Agreement, provided that (A) in the case of any transfer or distribution pursuant to clause (i), (ii), (iii), (iv) or (v), the donee, transferee, devisee or distributee agrees to be bound in writing by the terms of this Lock-Up Agreement prior to such transfer, (B) in the case of any transfer or distribution pursuant to clause (i), (ii) or (iv), such transfer shall not involve a disposition for value and (C) in the case of any transfer or distribution pursuant to clause (i), (ii) or (iv), no filing by any party (donor, donee, transferor or transferee) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), reporting a reduction in beneficial ownership of Securities shall be required or shall be voluntarily made in connection with such transfer (other than a filing on a Form 5 made after the expiration of the Lock-Up Period). For purposes of this Lock-Up Agreement, a “family member” shall mean any relationship by blood, marriage, domestic partnership or adoption, not more remote than first cousin.

Notwithstanding anything herein to the contrary, the undersigned may enter into or amend a written trading plan established pursuant to Rule 10b5-1 of the Exchange Act during the Lock-Up Period; provided that no direct or indirect offers, pledges, sales, contracts to sell, sales of any option or contract to purchase, purchases of any option or contract to sell, grants of any option, right or warrant to purchase, loans, or other transfers or disposals of any Securities or any securities convertible into or exercisable or exchangeable for Securities may be effected pursuant to such plan during the Lock-Up Period; and provided that no public announcement or filing under the Exchange Act regarding the establishment or amendment of such plan shall be required of or voluntarily made by or on behalf of the undersigned or the Company during the Lock-Up Period.

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of Securities if such transfer would constitute a violation or breach of this Lock-Up Agreement.

If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing restrictions in this Lock-Up Agreement shall be equally applicable to any issuer-directed Securities the undersigned may purchase in the Offering.

If the undersigned is an officer or director of the Company, (i) the Lock-up Release Parties agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Securities, the Lock-up Release Parties will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by the Lock-up Release Parties hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this Lock-Up Agreement to the extent and for the duration that such terms remain in effect at the time of the transfer.

This Lock-Up Agreement shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned.

Notwithstanding anything to the contrary contained herein, this Lock-Up Agreement will automatically terminate and the undersigned will be released from all obligations hereunder upon the earliest to occur, if any, of: (i) the Lock-up Release Parties, on the one hand, or the Company, on the other hand, informs the other in writing that it has determined not to proceed with the Offering; (ii) the date the Company files an application with the Commission to withdraw the registration statement related to the Offering; or (iii) the date the Underwriting Agreement is terminated (other than the provisions thereof which survive termination) prior to payment for and delivery of the shares of Common Stock to be sold thereunder.

This Lock-Up Agreement shall not be amended without the prior written consent of the undersigned.

This Lock-Up Agreement and any claim, controversy or dispute arising under or related to this Lock-Up Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

The undersigned hereby consents to receipt of this Lock-Up Agreement in electronic form and understands and agrees that this Lock-Up Agreement may be signed electronically. In the event that any signature is delivered by facsimile transmission, electronic mail or otherwise by electronic transmission evidencing an intent to sign this Lock-Up Agreement, such facsimile transmission, electronic mail or other electronic transmission shall create a valid and binding obligation of the undersigned with the same force and effect as if such signature were an original. Execution and delivery of this Lock-Up Agreement by facsimile transmission, electronic mail or other electronic transmission is legal, valid and binding for all purposes.

[Signature page follows]

Very truly yours,

IF AN INDIVIDUAL:		IF AN ENTITY:

(please print complete name of entity)

By:		By:
	(duly authorized signature)		(duly authorized signature)

Name:		Name:
	(please print full name)		(please print full name)

Address:		Address:

[Signature Page to Lock-Up Agreement]